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                                                                    EXHIBIT 99.1

                     AMERICAN PHARMACEUTICAL PARTNERS, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------


        The following constitute the provisions of the 2001 Employee Stock Purchase Plan of American Pharmaceutical Partners, Inc.

        1.      Purpose. The purpose of the Plan is to provide employees of
                -------
the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.      Definitions.  As used herein, the following definitions shall
                -----------
apply:

        (a)     "Administrator" means either the Board or a committee of the
                 -------------
Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

        (b)     "Applicable Laws" means the legal requirements relating to the
                 ---------------
administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

        (c)     "Board" means the Board of Directors of the Company.
                 -----

        (d)     "Change in Control" means a change in ownership or control of
                 -----------------
the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

        (e)     "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

        (f)     "Common Stock" means the common stock of the Company.
                 ------------

        (g)     "Company" means American Pharmaceutical Partners, Inc., a
                 -------
Delaware corporation.

        (h)     "Compensation" means an Employee's base salary from the Company
                 ------------
or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section

                                        1

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401(k) of the Code, or (ii) to a plan qualified under Section 125 of the
Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

                (i)     "Corporate Transaction" means any of the following
                         ---------------------
transactions:

                        (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                        (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                        (3) the complete liquidation or dissolution of the Company;

                        (4) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                        (5) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

                (j)     "Designated Parents or Subsidiaries" means the Parents
                         ----------------------------------
or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

                (k)     "Effective Date" means the effective date of the
                         --------------
Registration Statement relating to the Company's initial public offering of its Common Stock. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

                (l)     "Employee" means any individual, including an officer or
                         --------
director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's

                                        2

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employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

                (m)     "Enrollment Date" means the first day of each Offer
                         ---------------
Period.

                (n)     "Exchange Act" means the Securities Exchange Act of
                         ------------
1934, as amended.

                (o)     "Exercise Date" means the last day of each Purchase
                         -------------
Period.

                (p)     "Fair Market Value" means, as of any date, the value of
                         -----------------
Common Stock determined as follows:

                        (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (2) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (3) In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with
                Section 260.140.50 of Title 10 of the California Code of Regulations which requires that consideration be given to (A) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, or
                (B) if there are no securities of reasonably comparable corporations in the same industry being traded, the earnings history, book value and prospects of the issuer in light of market conditions generally; or

                        (4) On the initial Effective Date of the Plan, the Fair Market Value shall be the price at which the Board, or if applicable, the Pricing Committee of the Board, and the underwriters agree to offer the Common Stock to the public in the initial public offering of the Common Stock.

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                (q)     "Offer Period" means an Offer Period established
                         ------------
pursuant to Section 4 hereof.

                (r)     "Parent" means a "parent corporation," whether now or
                         ------
hereafter existing, as defined in Section 424(e) of the Code.

                (s)     "Participant" means an Employee of the Company or
                         -----------
Designated Parent or Subsidiary who is actively participating in the Plan.

                (t)     "Plan" means this Employee Stock Purchase Plan.
                         ----

                (u)     "Purchase Period" means a period of approximately six
                         ---------------
months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively; provided, however, that the first Purchase Period shall commence on the Effective Date and shall end on July 31, 2002.

                (v)     "Purchase Price" shall mean an amount equal to 85% of
                         --------------
the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                (w)     "Reserves" means the sum of the number of shares of
                         --------
Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                (x)     "Subsidiary" means a "subsidiary corporation," whether
                         ----------
now or hereafter existing, as defined in Section 424(f) of the Code.

                3.      Eligibility.
                        -----------

                (a)     General. Any individual who is an Employee on a given
                        -------
Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

                (b)     Limitations on Grant and Accrual. Any provisions of the
                        --------------------------------
Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

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                (c)     Other Limits on Eligibility. Notwithstanding Subsection
                        ---------------------------
(a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have been employed for fewer than three business days; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

                4.      Offer Periods.
                        -------------

                (a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or
(ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months' duration commencing each February 1 and August 1 following the Effective Date (except that the initial Offer Period shall commence on the Effective Date and shall end on January 31, 2004).

                (b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

                (c) If on the first day of any Purchase Period in an Offer Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

                (d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

                5.      Participation.
                        -------------

                (a) All Employees eligible to participate in the Plan as of the first Enrollment Date of the Plan shall automatically become a Participant in the initial Offer Period and be eligible to make a direct payment for shares of the Common Stock on the Exercise Date of the first Purchase Period of the initial Offer Period in an amount equal to the lesser of the aggregate Purchase Price for six hundred twenty-five (625) shares of the Common Stock or ten percent (10%) of the Compensation that he or she receives during the first Purchase Period of the initial Offer Period, unless a change of status notice in the form of Exhibit C to this Plan (or such other

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form (including electronic forms) as determined by the Administrator from time to time) is filed to the contrary or the Participant withdraws from the Plan as provided in Section 10. No subscription agreement need be filed by the Participant with the Company in order to participate in the initial Offer Period.

                  (b) After the initial Offer Period, an eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) and filing it with the designated payroll office of the Company at least three (3) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

                  (c) No payroll deductions shall be made for Participants during the first Purchase Period of the initial Offer Period, unless a change of status notice in the form of Exhibit C to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) authorizing the commencement of payroll deductions is filed by the Participant with the Company after a registration statement on Form S-8 has been filed with the Securities Exchange Commission with respect to the shares being offered under the Plan. If so elected, the rate of payroll deductions during the first Purchase Period of the initial Offer Period may exceed the maximum permitted rate under Section 6(a) to make-up for missed payroll deductions that would otherwise have been made prior to the filing of the Form S-8 with respect to the Plan. Payroll deductions for a Participant in the initial Offer Period shall commence at the rate elected by the Participant under Section 6(a) with the first partial or full payroll period beginning on the first day of the second Purchase Period of the initial Offer Period and shall end on the last complete payroll period during the initial Offer Period, unless a change of status notice in the form of Exhibit B (or such other form (including electronic forms) as determined by the Administrator from time to time) is filed to the contrary or the Participant withdraws from the Plan as provided in Section 10. No direct payment for shares shall be permitted after the first Purchase Period of the initial Offer Period. Therefore, Participants in the initial Offer Period must file the change of status notice in the form of Exhibit C to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) prior to the commencement of the second Purchase Period of the initial Offer Period to assure maximum participation rights under the Plan.

                  (d) For Offer Periods, other than the initial Offer Period, payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

                  6.   Payroll Deductions.
                       ------------------

                  (a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

     (b) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (c) A Participant may discontinue participation in the Plan as provided in
Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) authorizing an increase or decrease in the payroll deduction rate. During the first Purchase Period of the initial Offer Period, a Participant may discontinue participation in the Plan as provided in Section 10 or initiate payroll deductions by completing and filing with the Company a change of status notice in the form of Exhibit C to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time). Any increase or decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing three (3) business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section
10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in
Section 10.

     7.  Grant of Option. On the Enrollment Date, each Participant shall be
         ---------------
granted an option to purchase (at the applicable Purchase Price) two thousand five hundred (2,500) shares of the Common Stock, subject to adjustment as provided in Section 18 hereof; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be six hundred twenty-five (625) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

     8.  Exercise of Option. Unless a Participant withdraws from the Plan as
         ------------------
provided in Section 10, below, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided, however, that if a Participant is eligible to purchase any shares on the first Exercise Date of the initial Offer Period by direct payment, the Participant's option for the purchase of shares will be exercised to the extent possible by applying the direct payment amount made by the Participant to purchase the number of full shares subject to the option by dividing such direct payment amount by the applicable Purchase Price and, provided, further, in no event may the accumulated payroll deductions and direct payment amounts applied to the purchase of shares on the first Exercise Date of the initial Offer Period exceed the amount specified in Section 5(a). No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Any direct payment amounts which are not sufficient to purchase a full share shall be returned to the Participant. Notwithstanding the foregoing, any amount remaining in a Participant's account or any excess direct payment amount following the purchase of shares on the Exercise Date due to the application of
Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

                  9.   Delivery. Upon receipt of a request from a Participant
                       --------
after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

                  10.  Withdrawal; Termination of Employment.
                       -------------------------------------

                  (a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time). During the first Purchase Period of the initial Offer Period, a Participant may elect to withdraw from the Plan and not purchase shares by direct payment by giving written notice to the Company in the form of Exhibit C to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's option on the next Exercise Date, and after such Exercise Date, such Participant's option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

                  (b) Upon termination of a Participant's employment relationship (as described in Section 2(k)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated. Upon termination of a Participant's employment relationship (as described in Section 2(k)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section
14) withdraws from the Plan by submitting a change of status notice in accordance with subsection (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

                  11.   Interest.  No interest shall accrue on the payroll
                        --------
deductions credited to a Participant's account under the Plan.

                  12.   Stock.
                        -----

                  (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2002 equal to the lesser of (i) one million five hundred thousand (1,500,000) shares, (ii) two percent (2%) of the outstanding shares of Common Stock on such date, or (iii) a lesser number of shares determined by the Administrator. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to
Section 19, below.

                  (b) A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                  (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

                  13.   Administration. The Plan shall be administered by the
                        --------------
Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

                  14.   Designation of Beneficiary.
                        --------------------------

                  (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

                  15.   Transferability. Neither payroll deductions credited to
                        ---------------
a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

                  16.   Use of Funds.  All payroll deductions received or held
                        ------------
by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                  17.   Reports. Individual accounts will be maintained for
                        -------
each Participant in the Plan. Statement of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

                  18.   Adjustments Upon Changes in Capitalization; Corporate
                        -----------------------------------------------------
Transactions.
------------

                  (a)   Adjustments Upon Changes in Capitalization.  Subject to
                        ------------------------------------------
any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

                (b)     Corporate Transactions. In the event of a proposed
                        ----------------------
Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that either:
              ------

                (i) the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

                (ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares subject to the option and the Purchase Price due had the Participant's option been exercised automatically under Subsection (b)(i) above.

                For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

                19.     Amendment or Termination.
                        ------------------------

                (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one ore more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable
Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

                20.     Notices.  All notices or other communications by a
                        -------
Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

                21.     Conditions Upon Issuance of Shares. Shares shall not be
                        ----------------------------------
issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

                22.     Term of Plan.  The Plan shall become effective upon the
                        ------------
earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty
(20) years unless sooner terminated under Section 19.

                23.     Stockholder Approval.  Continuance of the Plan shall be
                        --------------------
subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

                24.     No Employment Rights. The Plan does not, directly or
                        --------------------
indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

                25.     No Effect on Retirement and Other Benefit Plans. Except
                        -----------------------------------------------
as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

                26.     Effect of Plan. The provisions of the Plan shall, in
                        --------------
accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

                27.     Governing Law. The Plan is to be construed in accordance
                        -------------
with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

                28.     Dispute Resolution. The provisions of this Section 28
                        ------------------
(and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

                                    Exhibit A

        American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan
                                                          SUBSCRIPTION AGREEMENT

                                   Effective with the Offer Period beginning on:
                                   [_] (January 1, 200_) or [_] (July 1, 200__)


1.   Personal Information (modify data requested as appropriate)

     Legal Name (Please Print) __________________________________________________________  _________________  ___________________
                                     (Last)              (First)           (MI)             Location           Department

     Street Address _____________________________________________________________________  ______________________________________
                                                                                            Daytime Telephone

     City, State/Country, Zip ___________________________________________________________  ______________________________________
                                                                                            E-Mail Address

     Social Security No. __ __ __ - __ __ - __ __ __ __   Employee I.D. No. _____________  ______________________________________
                                                                                            Manager             Mgr. Location

2. Eligibility Any Employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year, who has been an Employee for more than 3 business days and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (the "ESPP"); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.
3. Definitions Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.
4. Subscription I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.
5. Payroll Deduction Authorization I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed 10% of Compensation nor $21,250 per calendar year):

     ----------------------------------------------------------------------------------------------------------------
     Percentage to be Deducted (circle one)  1%     2%     3%      4%      5%      6%      7%      8%       9%    10%

     ----------------------------------------------------------------------------------------------------------------

6. ESPP Accounts and Purchase Price I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.
7. Withdrawal and Changes in Payroll Deduction I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one occasion during any Purchase Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after three (3) business days from the Company's receipt of the Change of Status Notice.
8. Perpetual Subscription I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9.   Taxes   I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.
10.  Dispute Resolution   The provisions of this Section 10 and Section 28 of
     the ESPP shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and I, or our respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Company and I agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that we shall submit to the jurisdiction of such court. The Company and I irrevocably waive, to the fullest extent permitted by law, any objection we may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND I ALSO EXPRESSLY WAIVE ANY RIGHT WE HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 or Section 28 of the ESPP shall for any reason be held invalid or unenforceable, it is the specific intent of the Company and I that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
11.  Designation of Beneficiary   In the event of my death, I hereby designate
     the following person or trust as my beneficiary to receive all payments
     and shares due to me under the ESPP:   [_] I am single    [_] I am married


     Beneficiary (please print) _______________________________________________   Relationship to Beneficiary (if any)
                                    (Last)           (First)           (MI)

     Street Address____________________________________________________________   ____________________________________________

     City, State/Country, Zip__________________________________________________


12. Termination of ESPP I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date for an Exercise Date within each outstanding Offer Period.


     Date: _________________________________        Employee Signature: ______________________________________________________


                                                                        ______________________________________________________
                                                                        spouse's signature (if beneficiary is other than spouse)

                                    Exhibit B


       American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan
                                                        CHANGE OF STATUS NOTICE


____________________________________________________________
Participant Name (Please Print)


____________________________________________________________
Social Security Number


================================================================================
         Withdrawal From ESPP

         I hereby withdraw from the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (the "ESPP") and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement.

     [_] Withdrawal and Purchase of Common Stock

         Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

     [_] Withdrawal Without Purchase of Common Stock

         Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Company ten (10) business days prior to the next Exercise Date.

================================================================================

     [_] Change in Payroll Deduction

         I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

-------------------------------------------------------------------------------------------------------------------

 Percentage to be Deducted (circle one)    1%      2%     3%    4%     5%    6%     7%      8%     9%     10%
-------------------------------------------------------------------------------------------------------------------

         An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than three (3) business days following the Company's receipt of this notice, unless this change is processed more quickly.

================================================================================

================================================================================

[_]  Change of Beneficiary       [_]  I am single        [_]  I am married

     This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

Beneficiary (please print) ____________________________________________________     Relationship to Beneficiary (if any)
                                (Last)            (First)            (MI)

Street Address_________________________________________________________________     ________________________________________


City, State/Country, Zip_______________________________________________________

================================================================================


Date:_________________________     Employee Signature:_________________________


                    ___________________________________________________________
                    spouse's signature (if new beneficiary is other than spouse)

                                    Exhibit C


       American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan
                                                        CHANGE OF STATUS NOTICE
                       DURING FIRST PURCHASE PERIOD OF THE INITIAL OFFER PERIOD


__________________________________________________________
Participant Name (Please Print)

__________________________________________________________
Social Security Number

================================================================================

         Withdrawal From ESPP

         I hereby withdraw from the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (the "ESPP") and agree that my option under the applicable Offer Period will be automatically terminated. No payroll deductions will be made for the purchase of shares in the initial Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement.

    [_]  Withdrawal Without Purchase by Direct Payment

         I elect not to purchase shares by direct payment during the first Purchase Period of the initial Offer Period.

================================================================================

    [_] Initiate Payroll Deduction During First Purchase Period of Initial Offer Period

         I hereby elect to initiate payroll deduction under the ESPP as follows (select one):

-------------------------------------------------------------------------------------------------------------------
 Percentage to be Deducted (circle one)    1%     2%      3%    4%     5%      6%     7%      8%      9%      10%

-------------------------------------------------------------------------------------------------------------------

         To the extent possible, the rate of payroll deduction will exceed the percentage indicated to yield the correct amount of withholding on the Exercise Date to cover payroll periods during which no withholding for participation in the Plan was made.

         I understand that this notice and payroll withholding rate shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, change withholding rates, or the ESPP terminates.

         An increase or a decrease in payroll deduction or direct payment percentage will be effective for the first full payroll period commencing no fewer than three (3) business days following the Company's receipt of this notice, unless this change is processed more quickly.


================================================================================

================================================================================

Designation of Beneficiary

In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:
     [_]  I am single              [_]  I am married


     Beneficiary (please print)_________________________________________________     Relationship to Beneficiary (if any)
                                     (Last)          (First)          (MI)

     Street Address_____________________________________________________________     _____________________________________


     City, State/Country, Zip___________________________________________________

================================================================================


     Date: ________________________     Employee Signature:_____________________


                    ___________________________________________________________
                    spouse's signiture (if new beneficiary is other than spouse)

                                       C-2